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                                                                    EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333 - 41542) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. of our report dated February 13, 2001, with respect to the financial statements and schedule of EDN Sovintel LLC, included in the Annual Report (Form 10-K) of Golden Telecom, Inc. for the year ended December 31, 2000.


/s/ Ernst & Young (CIS) Limited


Moscow, Russia
12 March 2001